Sent via Electronic Delivery to: mcj@americanresourcescorp.com

August 10, 2020

Mr. Mark C. Jensen
Chief Executive Officer
American Resources Corporation
12115 Visionary Way, Suite 174
Fishers, IN 46038

Re: American Resources Corporation (the "Company")

Dear Mr. Jensen:

On June 3, 2020, Staff notified the Company that it had failed to maintain a minimum of $2,500,000 in stockholders' equity for continued listing as required by The Nasdaq Capital Market set forth in Listing Rule 5550(b)(1). Since then, Staff has determined that for at least 10 consecutive business days, from July 15, 2020 to July 28, 2020, the Company's market value of listed securities has been $35,000,000 or greater. As a result, the Company has regained compliance with the alternative requirement to have a market value of listed securities of at least $35 million as set forth in Listing Rule 5550(b)(2). Accordingly, this matter is now closed.

If you have any questions, please contact me, at + 1 301 978 8033.

Sincerely,

Una Hahn

Una Hahn
Listing Analyst
Nasdaq Listing Qualifications